UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Closing of the Private Placement

On April 11, 2016, HCSB Financial Corporation (the “Company”) closed its previously announced $45 million private placement with Castle Creek Capital Partners VI, L.P. and certain other institutional and accredited investors, pursuant to which the Company issued 359,468,443 shares of its common stock, par value $0.01 per share, at $0.10 per share, and 905,315.57 shares of a new series of convertible perpetual non-voting preferred stock, Series A, par value $0.01 per share, at $10.00 per share. The Company used the net proceeds from the private placement to repurchase its outstanding Series T preferred stock, trust preferred securities, and subordinated debt notes, as described below, and to recapitalize the Company’s wholly-owned bank subsidiary, Horry County State Bank (the “Bank”), to support its operations and increase its capital ratios to meet the higher minimum capital ratios required under the terms of the consent order between the Bank, the FDIC, and the South Carolina Board of Financial Institutions.

The private placement was previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2016, as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on March 9, 2016, which disclosure is incorporated herein by reference. The issuance of the shares of common stock and Series A preferred stock is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.02. (b) (c) (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jan H. Hollar was appointed as the chief executive officer and a director of the Company and the Bank, effective as of the closing of the private placement. The terms of Mrs. Hollar’s appointment as chief executive officer, including her employment agreement with the Company and the Bank, were previously disclosed by the Company in its Current Report on Form 8-K filed with the Commission on March 3, 2016, as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on March 9, 2016, which disclosure and agreements are incorporated herein by reference.

The Company previously announced that James R. Clarkson would retire as the president, chief executive officer and as a director of the Company and the Bank, effective as of the closing of the private placement, and would enter into a consulting and non-compete agreement with the Company and the Bank, subject to the receipt of any necessary regulatory approvals or non-objections. Mr. Clarkson has agreed to stay on with the Company and the Bank as an employee on a temporary basis. Effective as of the closing of the private placement, Mr. Clarkson resigned from the boards of directors of the Company and the Bank.

Item 8.01. Other Events.

Closing of the Series T Preferred Stock and Trust Preferred Securities Repurchases

On April 11, 2016, the Company closed its previously announced Series T preferred stock repurchase with the United States Department of the Treasury (the “U.S. Treasury”), pursuant to which the Company repurchased all 12,895 shares of its outstanding fixed rate cumulative perpetual preferred stock, Series T, from the U.S. Treasury for $128,950. In addition, on April 11, 2016, the Company closed its previously announced trust preferred securities repurchase with Alesco Preferred Funding VI LTD, pursuant to which the Company repurchased all of its floating rate trust preferred securities issued through its subsidiary, HCSB Financial Trust I, for an aggregate cash payment of $600,000.

The agreements to repurchase the Series T preferred stock and trust preferred securities were previously disclosed by the Company in its Current Report on Form 8-K filed with the Commission on March 3, 2016, as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on March 9, 2016, which disclosure is incorporated herein by reference.

Expiration of Appeal Period for the Subordinated Debt Class Action Settlement Final Order and Funding of the Settlement Fund

On April 1, 2016, the statutory appeals period ended for the final approval order confirming the previously announced class action settlement agreement between the Company, the Bank, James R. Clarkson, Glenn Raymond Bullard, Ron Lee Paige, Sr., and Edward Lewis Loehr, Jr., the President and Chief Executive Officer, former Senior Executive Vice President, Executive Vice President, and Chief Financial Officer of the Company and the Bank, respectively, and Jan W. Snyder, Acey H. Livingston, and Mark Josephs, on behalf of themselves and as representatives of a class of similarly situated purchasers of the Company’s subordinated debt notes (Case No. 2014-CP-26-00204). No appeals were filed, and therefore, the class action settlement was final as of such date. On April 11, 2016, pursuant to the terms of the class action settlement agreement, the Company deposited approximately $2.4 million into a trust account with counsel for the class members. The approximately $2.4 million represents 20% of the principal of subordinated debt notes issued by the Company, and class members will receive 20% of their notes in exchange for a full and complete release of all claims that were asserted or could have been asserted in the class action lawsuit.

The class action settlement agreement was previously disclosed by the Company in its Current Report on Form 8-K filed with the Commission on March 3, 2016, as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on March 9, 2016, which disclosure is incorporated herein by reference.

Also on April 11, 2016, the Company settled, pursuant to previously executed binding settlement agreements, with all subordinated debt noteholders who opted out of the class action settlement. These settlements constituted the full satisfaction of the principal and interest owed on, and require the immediate dismissal of all pending litigation related to, the respective subordinated debt notes. In each case, the Company and the Bank also obtained a full and complete release of all claims asserted or that could have been asserted with respect to the subordinated debt notes.

Independent Outside Loan Review

In June 2015, the Company’s financial advisor, Hovde Group, LLC, retained an independent outside loan review firm to conduct an evaluation of the Bank’s loan portfolio and to provide certain projections regarding potential future cumulative losses to the loan portfolio and the Bank’s OREO based on financial data as of May 31, 2015. This review was based on a 30-month forecast horizon with a pessimistic outlook and analyzed a sample of the unpaid or committed balances of commercial loans, as well as all non-commercial loans and OREO. This calculation was not prepared in accordance with GAAP. The review also included a full review of the Bank’s specific policies and practices regarding credit policy and administration, product mix, asset concentrations, file accuracy and completeness, loan review, risk management and assessment, appraisals, Special Asset Group (SAG) effectiveness, and asset disposition. Based on its analysis using a pessimistic outlook, this outside loan review firm projected a net incremental loss to the loan portfolio and OREO of $15.9 million through November 30, 2017. In January 2016, the loan review firm performed a “Bring Forward Analysis and Comparison” from its prior review, including a comparison between its original forecast and its current forecast. Adjusting for timing, current reserves, charge-offs taken since the prior review, and OREO changes, the loan review firm concluded that its current forecast was consistent with its original forecast and the resulting re-look forecast has not resulted in a material change to its opinion of the overall loss outlook for the Bank.

Management closely monitors the loan portfolio, the value of the collateral in the loan portfolio, and OREO. After considering the hypothetical cumulative loss scenario set forth in the review and other information, including information regarding the Bank’s borrowers, guarantors, and loan collateral, management believes that the Bank’s loans are appropriately risk rated and that the allowance for loan losses is appropriately determined in accordance with GAAP. However, if management’s assumptions and judgments about the collectability of the loan portfolio are incorrect, the Bank may experience additional losses beyond its current reserves. Such losses could materially affect the Company’s financial condition and ability to execute our business and financial plans. Management intends to evaluate various alternatives for liquidating or otherwise resolving the Bank’s classified loans, which could include a potential sale of a substantial amount of its classified and most risky assets.

Press Release

On April 11, 2016, the Company issued a press release relating to the items described above in Items 3.02, 5.02 and 8.01. A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K.  The information in this Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated April 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: April 11, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated April 11, 2016